Exhibit 21

                   Matrix Bancorp, Inc. (d/b/a Matrix Bancorp)

                         Subsidiaries of the Registrant

1.   Matrix  Capital  Bank - Organized  Pursuant  to a Federal  Savings and Loan
     Charter

2. Matrix Tower Holdings, LLC (d/b/a Matrix Tower Holdings and Matrix Financial Center) - Formed in Delaware

3.   Matrix  Financial  Services  Corporation  (d/b/a  Matrix Home Loan  Center,
     Matrix  Capital  Mortgage  and  Matrix  Capital  Mortgage   Corporation)  -
     Incorporated in Arizona

4.   Matrix Insurance Services Corporation - Incorporated in Arizona

5.   The Vintage Group, Inc. - Incorporated in Texas

6.   Vintage Delaware Holdings, Inc. - Incorporated in Delaware

7.   Sterling Trust Company - Incorporated in Texas

8.   MSCS Ventures, Inc. - Incorporated in Colorado

9.   MTXC Realty Corp. - Incorporated in Colorado

10.  Matrix Bancorp Trading, Inc. - Incorporated in Colorado

11. First Matrix Investment Services Corp. (d/b/a First Matrix Investment Services) - Incorporated in Texas

12.  First Matrix, LLC - Organized in Colorado

13.  Matrix Funding Corp. - Incorporated in Colorado

14.  Equi-mor Holdings, Inc. - Incorporated in Nevada

15. ABS School Services, LLC (d/b/a ABS School Services and The Geo Group) - Organized in Arizona

16.  New Century Academy Property Management Group, LLC - Organized in Arizona

17.  New Century Educational Management Services, LLC - Organized in Arizona

18.  Matrix Bancorp Capital Trust I - Organized Under Delaware Law

19.  Matrix Bancorp Capital Trust II - Organized Under Delaware Law

20.  Matrix Bancorp Capital Trust III - Organized Under Delaware Law

21.  Matrix Bancorp Capital Trust IV - Organized Under Delaware Law

22.  Matrix Bancorp Capital Trust V - Organized Under Delaware Law

23.  Matrix Bancorp Capital Trust VI - Organized Under Delaware Law